Exhibit 10.22

THE AES CORPORATION

DEFERRED COMPENSATION PROGRAM FOR DIRECTORS

ARTICLE I

General Provisions

Section 1.1. Establishment and Purpose. The AES Corporation (“Company”) maintains The AES Corporation 2003 Long Term Compensation Plan, as amended and restated (the “2003 Plan”), and The AES Corporation Deferred Compensation Plan for Directors (the “Directors’ Plan”). Pursuant to the Directors’ Plan, each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) was previously eligible through an election to defer receipt of any compensation (above any amount of mandatory deferred compensation) to be earned by such Non-Employee Director and to have Stock Units (as hereinafter defined) credited to an account established for such Non-Employee Director by the Company. Effective April 22, 2010, the Company established The AES Corporation Deferred Compensation Program for Directors (the “Program”) in accordance with the provisions of the 2003 Plan as now or hereafter amended and the terms provided herein. The purpose of the Program is to assist the Company in attracting, retaining and motivating highly qualified Non-Employee Directors and to promote identification of, and align Non-Employee Directors’ interests more closely with, the interests of the stockholders of the Company. This Program shall also govern any amounts of mandatory deferral of annual compensation provided to Non-Employee Directors in the form of Stock Units.

The Program shall provide benefits on substantially the same terms and conditions as previously provided under the Directors’ Plan, as described more fully herein, and shall be administered jointly with the Directors’ Plan as if such plans were governed and administered as one plan. The Program as set forth herein is intended to fully comply with Section 409A.

In addition to the terms and conditions set forth herein, benefits provided under the Program are subject to, and governed by, the terms and conditions set forth in the 2003 Plan, which terms are hereby incorporated by reference. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings set forth in the 2003 Plan. In the event of any conflict between the provisions of the Program and the 2003 Plan or Directors’ Plan, the Committee shall have full authority and discretion to resolve such conflict and any such determination shall be final and binding on the Non-Employee Director and all interested parties.

Section 1.2. Definitions. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meaning set forth below:

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

“Committee” shall mean the committee of the Board appointed by the Board to administer the Program. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

“Common Stock” shall mean the Company’s common stock, par value $.01 per share.

“Compensation” shall mean all remuneration to be paid to a Non-Employee Director for services to be rendered during the applicable Plan Year. The Committee may specify for any Plan Year, prior to the last date for making an Election for such Plan Year, that all or a portion of Compensation shall be subject to mandatory deferral under the Program.

“Deferred Compensation” shall mean all remuneration paid to a Non-Employee Director for service as such that is deferred hereunder.

“Fair Market Value” shall mean, as of any date, the closing price for the Common Stock as reported in the New York Stock Exchange — Composite Transactions reporting system for the date in question or, if no sales were effected on such date, on the preceding date on which sales were effected.

“Plan Year” shall mean the approximate twelve-month period beginning on the date of the Annual Meeting of Shareholders at which directors are elected to the Board for the year period immediately following such Annual Shareholders Meeting and ending on the date immediately preceding the next Annual Meeting of Shareholders of the Company at which directors are elected to the Board, unless otherwise determined by the Board.

“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

“Separation from Service” shall mean the Director’s death, retirement or other termination of service with the Company and all of its controlled group members within the meaning of Section 409A. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2. Whether the Director has a Separation from Service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.

“Stock Unit” shall mean a credit that is equivalent to one share of Common Stock that will be payable in Common Stock, unless the Committee determines, in its sole discretion, that cash settlement is in the best interests of the Company for legal or reputational reasons.

Section 1.3. Administration. The Program shall be administered by the Committee. The Committee shall serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Program, to make all determinations and take all other actions necessary or advisable for the administration of the Program, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Program. The provisions of this Program and all Elections made hereunder shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). It is intended that distribution events authorized under this Program qualify as a permissible distribution events for purposes of Section 409A, and this Program shall be interpreted and construed accordingly in order to comply with Section 409A. The Company reserves the right to accelerate, delay or modify distributions to the extent permitted under Section 409A.

Section 1.4. Eligibility. An individual who is a Non-Employee Director shall be eligible to participate in the Program.

Section 1.5. Common Stock Subject to the Program. Common Stock to be issued under the Program shall be from shares authorized to be issued under the 2003 Plan.

ARTICLE II

Elections and Distributions

Section 2.1. Elections to Defer Compensation. Any Non-Employee Director may elect to defer receipt of Compensation otherwise payable to the Non-Employee Director for a Plan Year and to have such Deferred Compensation credited as Stock Units hereunder (“Stock Unit Election”). If a Non-Employee Director makes a Stock Unit Election or Compensation is subject to mandatory deferral, an account established for the Non-Employee Director and maintained by the Company shall be credited with that number of Stock Units equal to the number of shares of Common Stock (including fractions of a share to two decimal places) that could have been purchased with the amount of Deferred Compensation subject to a Stock Unit Election based on the closing price of the Common Stock on the New York Stock Exchange on the day that the Non-Employee Director is elected to the Board for the Plan Year for which the Stock Unit Election was made by the Non-Employee Director, unless otherwise determined by the Board.

Section 2.2. Terms and Conditions of Elections. A Stock Unit Election (an “Election”) shall be subject to the following terms and conditions:

1. An Election for a Plan Year shall be in writing and shall be irrevocable for such applicable Plan Year;

2. An Election shall be effective for any Plan Year only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the Plan Year to which the Election relates (or such other date as permitted by the Committee to the extent consistent with Section 409A). A Non-Employee Director who first becomes eligible to participate in the Program may file an Election (“Initial Election”) at any time prior to the 30-day period following the date on which the Non-Employee Director initially becomes eligible to participate in the Program. Any such Initial Election shall only apply to Compensation earned and payable for services rendered after the date on which the Election is delivered to the Company. Accordingly, if an Election is made in the first-year of eligibility but after the beginning of the Plan Year, then, with respect to Compensation that is earned based on a specific performance period, the Initial Election shall only apply to the total amount of any such Compensation multiplied by the ratio of (i) the number of days remaining in the Plan Year after the Election to (ii) the total number of days in the Plan Year; and

3. An Election shall remain in effect for all future Plan Years unless terminated or changed pursuant to an Election made on or prior to the last date for filing an Election for the next Plan Year.

Section 2.3. Adjustment of Stock Unit Accounts.

a. Cash Dividends — Unless otherwise determined by the Committee, each Stock Unit shall also represent a right to receive an additional amount, payable in cash, equal to the accumulated cash dividends paid by the Company on the Stock Unit between the date such Stock Unit is allocated to the Non-Employee Director’s account hereunder and the date of distribution of such Stock Unit in accordance with a Non-Employee Director’s election, as provided in Section 2.4 and Section 2.5 hereof. The additional dividend amounts that are accumulated subject to a Stock Unit will be subject to the same terms and conditions as the Stock Unit to which they relate.

b. Stock Dividends — In the event that a dividend shall be paid upon the Common Stock of the Company in shares of Common Stock, the number of Stock Units in each Non-Employee Director’s Stock Unit account shall be adjusted by adding thereto additional Stock Units equal to the number of shares of Common Stock which would have been distributable on the Common Stock represented by Stock Units if such shares of Common Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

c. Other Adjustments — In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted, for the shares of Common Stock represented by Stock Units, the number and kinds of shares of stock or other securities which would have been substituted if such shares of Common Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

In the event there shall be any change, other than specified in this Section 2.3, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, an adjustment in the number of Stock Units or the Common Stock represented by such Stock Units, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Program and on each outstanding Stock Unit account. In the event of any recapitalization in which shares of Common Stock are converted into, exchanged for or entitled to shares of a non-equity security of the Company, securities of another issuer or other non-stock consideration, all Stock Units shall be converted to cash based on the fair market value of the Common Stock immediately prior to the first public announcement of the recapitalization, or the effective date of the recapitalization, whichever occurs earlier, and the Program shall be terminated unless otherwise determined by the Board; provided, however, termination of the Program shall not be a distribution event under the Program unless otherwise permitted under Section 409A and other applicable law.

Section 2.4. Distribution of Stock Units.

Unless a Non-Employee Director has selected a different payment option as set forth below, on the first business day after the end of the calendar quarter following the date of such Non-Employee Director’s Separation from Service (other than by reason of such Non-Employee Director’s death), the Company shall distribute such Non-Employee Director’s Stock Units in substantially equal annual installments as follows: one-fifth (20.00%) of that number of shares of Common Stock equal to the whole number of Stock Units in such Non-Employee Director’s Stock Unit account determined as of the close of the last trading day on the New York Stock Exchange coinciding with the date of the Non-Employee Director’s Separation from Service (the “Initial Distribution”); and on the first, second, third and fourth anniversary of the Initial Distribution, the Company shall issue to such Non-Employee Director a substantially equal number of shares of Common Stock distributed in connection with the Initial Distribution. Any fractional Stock Units remaining in such account on the fourth anniversary of the Initial Distribution shall be distributed in cash based on the Fair Market Value of the Common Stock as of such fourth anniversary date.

A Non-Employee Director may elect, in his or her Initial Election, to receive Common Stock represented by the Stock Units in such Non-Employee Director’s Stock Unit account in a single payment upon Separation from Service or commencing on such later date as the Non-Employee Director may specify, or in annual installments (not to exceed ten) commencing on Separation from Service.

A Non-Employee Director may modify any such Initial Election by a subsequent written distribution election (on a form approved and provided by the Company); provided, however, an Initial Election can only be changed if the following requirements are satisfied: (i) the change will not take effect until twelve (12) months after the election is made; (ii) the change must be made at least twelve (12) months prior to the previously scheduled payment date (or initial scheduled payment date in the case of installment payments); and (iii) the payment with respect to which the change is made must be deferred for at least five (5) years from the date the payment would otherwise have been made (or initial scheduled payment date in the case of installment payments); provided, further, the Committee may, in its discretion, authorize a Non-Employee Director to change a distribution election under any applicable transition rule authorized under Section 409A to the extent consistent therewith.

For purposes of Section 409A and the Program: (i) the right to installment payments shall be treated as the right to a single payment; and (ii) a payment shall be treated as made on the scheduled payment date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled payment date. Except as specified in this Section 2.4, a Non-Employee Director shall have no right to designate the date of any payment under the Program. Notwithstanding any provision herein to the contrary, if the Non-Employee Director is a “specified employee” for purposes of Section 409A (as determined in accordance with the procedures established by the Company), any payment to the Non-Employee Director due upon Separation from Service will be delayed for a period of six months after the date of the Non-Employee Director’s Separation from Service (or, if earlier, the death of the Non-Employee Director). Any payment that would otherwise have been due or owing during such six-month period will be paid on the first business day following the end of the six-month period.

Section 2.5. Distributions on Death. In the event of the death of a Non-Employee Director, whether before or after Separation from Service, any Stock Units remaining in the Stock Unit account to which he or she was entitled shall be converted to Common Stock as of the last day of the calendar quarter in which the Non-Employee Director’s death occurred. Fractional Stock Units shall be converted to cash based on the Fair Market Value of the Common Stock. The Company shall issue the Common Stock and distribute any applicable cash for Fractional Stock Units on the first business day after the end of the calendar quarter following the date of the Non-Employee Director’s death in a lump sum to such person or persons or the supervisors thereof, including corporations, unincorporated associations or trusts, as the Non-Employee Director may have designated. All such designations shall be made in writing, signed by the Non-Employee Director and delivered to the Company. A Non-Employee Director may from time to time revoke or change any such designation by written notice to the Company. If there is no unrevoked designation on file with the Company at the time of the Non-Employee Director’s death, or if the person or persons designated therein shall have all predeceased the Non-Employee Director or otherwise ceased to exist, such distributions shall be made to the Non-Employee Director’s estate.

Section 2.6. Special Rules Regarding Form of Payment. Notwithstanding anything to the contrary in Sections 2.3, 2.4 and 2.5, and except as provided in Section 2.3(a), distributions will be made in Common Stock to Non-Employee Directors unless the Committee determines, in its sole discretion, that cash settlement is in the best interests of the Company for legal or reputational reasons and any such cash distribution shall be based on the Fair Market Value of Common Stock as of the date of distribution. Where practical, the Committee will endeavor to make such determination at or before the time of grant.

ARTICLE III

Miscellaneous Provisions

Section 3.1. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Program; provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto. Notwithstanding the foregoing or any provision of this Program to the contrary, the Board may, in its sole discretion and without the Non-Employee Director’s consent, modify or amend the terms of the Program or an Election, or take any other action it deems necessary or advisable, to cause the Program to comply with Section 409A (or an exception thereto).

Section 3.2. Termination of the Program. This Program shall terminate and full distribution shall be made from all participants’ Deferred Compensation accounts upon a change of control of the Company. Either of the following shall constitute a change of control: (a) the occurrence, without the prior approval of the Board, of the acquisition, directly or indirectly, by any person of more than 50% of the total fair market value or total voting power of the stock of the Company; (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. As used in this sentence and the preceding sentence and to the extent not inconsistent with Section 409A, person shall mean a natural person, an entity (together with an affiliate thereof, as defined in Rule 405 under the Securities Act of 1933, as amended) or a group, as defined in Rule 13d-5 under the Exchange Act. The Board at any time, at its discretion, may terminate this Program; provided that, termination of the Program shall not be a distribution event under the Program unless otherwise permitted under Section 409A or other applicable law. If the Program terminates at a time when distributions are not permitted pursuant to Section 409A, distributions in respect of credits to Non-Employee Directors’ Deferred Compensation accounts as of the date of termination shall be made in the manner and at the time prescribed in Sections 2.4 and 2.5.

Section 3.3. Compliance with Governmental Regulations. Notwithstanding any provision of the Program or the terms of any agreement entered into pursuant to the Program, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the 2003 Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 3.4. Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Program or any action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

Section 3.5. Non-Alienation of Benefits. No right or interest of a Non-Employee Director in a Stock Unit account under the Program may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Program; and no interest or benefit of any Non-Employee Director under the Program shall be subject to the claims of creditors of the Non-Employee Director.

Section 3.6. Withholding Taxes. To the extent required by applicable law or regulation, each Non-Employee Director must arrange with the Company for the payment of any foreign, federal, state or local income or other tax applicable to the receipt of Common Stock, Stock Units or cash under the Program before the Company shall be required to deliver to the Non-Employee Director cash, if applicable, or a certificate for Common Stock, if applicable, free and clear of all restrictions under the Program.

Section 3.7. Funding. No obligation of the Company under the Program shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of any unsecured creditor of the Company.